    As filed with the Securities and Exchange Commission on July 19, 1996

                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      VERSANT OBJECT TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           CALIFORNIA                                           94-3079392
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                           Identification No.)

                                1380 WILLOW ROAD
                              MENLO PARK, CA 94025
                    (Address of Principal Executive Offices)

                             1989 STOCK OPTION PLAN
                        1996 DIRECTORS STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                           1996 EQUITY INCENTIVE PLAN

                            (Full Title of the Plans)

                                RICHARD I. KADET
                             CHIEF FINANCIAL OFFICER
                      VERSANT OBJECT TECHNOLOGY CORPORATION
                                1380 WILLOW ROAD
                              MENLO PARK, CA 94025

                                 (415) 329-7500
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                            Jeffery L. Donovan, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                                          CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------
                                           AMOUNT           PROPOSED             PROPOSED           AMOUNT OF
                                           TO BE        MAXIMUM OFFERING         MAXIMUM          REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED     PRICE PER SHARE     AGGREGATE OFFERING        FEE
                                                                                  PRICE
- --------------------------------------------------------------------------------------------------------------

     Common Stock, no par value         1,196,702 (1)          $8.00 (2)        $9,573,616 (2)      $3,302

     Common Stock, no par value           452,408 (3)          $2.06 (4)          $931,960            $322
- --------------------------------------------------------------------------------------------------------------


(1) Shares subject to outstanding options under the 1996 Equity Incentive Plan and the 1996 Directors Stock Option Plan and available for grant as of July 17, 1996 under the 1996 Equity Incentive Plan and the 1996 Directors Stock Option Plan, and available for issuance as of July 17, 1996 under the 1996 Employee Stock Purchase Plan.

(2) Estimated as of July 17, 1996 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3) Shares subject to outstanding options as of July 17, 1996 under the 1989 Stock Option Plan.

(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

                      VERSANT OBJECT TECHNOLOGY CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

           (a) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the fiscal year ended December 31, 1995.

           (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under
                 Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation (the "Articles") include a provision that eliminates the liability of the Registrant's directors for monetary damages to the fullest extent permissible under California law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law,
(ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") concerning contracts or transactions between the Registrant and a director or
(vii) under Section 316 of the California Code concerning directors' liability for improper dividends, loans and guarantees. The provision in the Articles does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

     The Articles also authorize the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the Registrant's Bylaws provide that the Registrant shall indemnify and advance expenses to its directors and officers to the fullest extent permissible under California law, subject to certain exceptions. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the

Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. The Registrant has entered into indemnity agreements with all of its directors and officers providing the maximum indemnification permitted by law, subject to certain exceptions. These agreements, together with the Registrant's Bylaws and Articles, may require the Registrant, among other things, to indemnify these directors or officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance expenses to them as such expenses are incurred (provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification).

     Section 317 of the California Code, the Registrant's Bylaws and the indemnity agreements make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.  EXHIBITS.

            4.01 Registrant's Amended and Restated Articles of Incorporation, as amended (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration Statement on Form SB-2, File No. 333-4910-LA originally filed with the Commission on May 24, 1996, as subsequently amended on June 18, 1996 and July 16, 1996 (the "Form SB-2")).

            4.02 Registrant's Certificate of Amendment of Articles of Incorporation filed July 2, 1996 (incorporated herein by reference to Exhibit 3.02 of the Form SB-2).

            4.03 Form of Registrant's Amended and Restated Articles of Incorporation to be filed following the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.03 of the Form SB-2).

            4.04 Registrant's Amended and Restated Bylaws adopted June 13, 1996 (incorporated herein by reference to Exhibit 3.05 of the Form SB-2).

            4.05 Registrant's 1989 Stock Option Plan, as amended, and related documents (incorporated herein by reference to Exhibit 10.01 of the Form SB-2).

            4.06 Registrant's 1996 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit 10.02 of the Form SB-2).

            4.07 Registrant's 1996 Directors Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.03 of the Form SB-2).

            4.08 Registrant's 1996 Employee Stock Purchase Plan and related documents (incorporated herein by reference to Exhibit 10.04 of the Form SB-2).

            5.01   Opinion of Fenwick & West LLP.

           23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).


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
           23.02   Consent of Arthur Anderson LLP, Independent Public
                   Accountants.

           24.01   Power of Attorney (see page 5).

ITEM 9.  UNDERTAKINGS.

           The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i)      To include any prospectus required by Section 10(a)
                            (3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                   Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David Banks and Richard I. Kadet, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 15th day of July, 1996.

                          VERSANT OBJECT TECHNOLOGY CORPORATION


                          By:  /s/ David Banks
                             ---------------------------------
                             David Banks, President, Chief Executive Officer and a Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                        Title                           Date
          ---------                                        -----                           ----

PRINCIPAL EXECUTIVE OFFICER:

/s/ David Banks
- -----------------------------------         President, Chief Executive Officer and      July 15, 1996
David Banks                                 a Director

PRINCIPAL FINANCIAL OFFICER
 AND PRINCIPAL ACCOUNTING OFFICER:


/s/ Richard I. Kadet                        Vice President Finance and                  July 15, 1996
- -----------------------------------        Administration, Chief Financial Officer,
Richard I. Kadet                            Treasurer and Secretary


ADDITIONAL DIRECTORS

/s/ Mark Leslie                             Chairman of the Board of Directors          July 15, 1996
- -----------------------------------
Mark Leslie

/s/ Stephen J. Gaal                         Director              July 15, 1996
- -----------------------------------
Stephen J. Gaal

/s/ Soo Boon Koh                            Director              July 15, 1996
- -----------------------------------
Soo Boon Koh

/s/ Lawrence K. Orr                         Director              July 15, 1996
- -----------------------------------
Lawrence K. Orr

/s/ James Simpson                           Director              July 15, 1996
- -----------------------------------
James Simpson

                                  EXHIBIT INDEX

                                                                                    Sequentially
                                                                                      Numbered
Exhibit No.                          Description                                        Page
- -----------                          -----------                                    ------------
    4.01        Registrant's Amended and Restated Articles of Incorporation, as
                amended (incorporated herein by reference to Exhibit 3.01 of the
                Registrant's Registration Statement on Form SB-2, File No.
                333-4910-LA originally filed with the Commission on May 24,
                1996, as subsequently amended on June 18, 1996 and July 16, 1996
                (the "Form SB-2")).

    4.02 Registrant's Certificate of Amendment of Articles of Incorporation filed July 2, 1996 (incorporated herein by reference to Exhibit
                3.02 of the Form SB-2).

    4.03        Form of Registrant's Amended and Restated Articles of
                Incorporation to be filed following the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.03 of the Form SB-2).

    4.04        Registrant's Amended and Restated Bylaws adopted June 13, 1996
                (incorporated herein by reference to Exhibit 3.05 of the Form
                SB-2).

    4.05 Registrant's 1989 Stock Option Plan, as amended, and related documents (incorporated herein by reference to Exhibit 10.01 of the Form SB-2).

    4.06 Registrant's 1996 Equity Incentive Plan and related documents (incorporated herein by reference to Exhibit
                10.02 of the Form SB-2).

    4.07 Registrant's 1996 Directors Stock Option Plan and related documents (incorporated herein by reference to Exhibit 10.03 of the Form SB-2).

    4.08 Registrant's 1996 Employee Stock Purchase Plan and related documents (incorporated herein by reference to Exhibit 10.04 of the Form SB-2).

    5.01        Opinion of Fenwick & West LLP.

   23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02        Consent of Arthur Anderson LLP, Independent Public Accountants.

   24.01        Power of Attorney (see page 5).




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